EXHIBIT 3.1

Section 1.7             Voting; Proxies.    Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board of Directors.  At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation, shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section 1.7, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director.    In all other matters, unless otherwise required by law, the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority  of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise required by law, the certificate of incorporation or these by-laws.